AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-133040

Form S-8 Registration Statement No. 333-141534

Form S-8 Registration Statement No. 333-149644

Form S-8 Registration Statement No. 333-157501

UNDER

THE SECURITIES ACT OF 1933

PCL EMPLOYEES HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Alberta	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5410 – 99 Street

Edmonton Alberta, T6E 3P4 Canada

(Address of principal executive offices)

Universal 2006 Class 1 Employee Common Share Purchase Plan

Universal 2006 Class 3 Employee Common Share Purchase Plan

Regular 2006 Class 1 Employee Common Share Purchase Plan

Regular 2006 Class 3 Employee Common Share Purchase Plan

Universal 2007 Class 1 Employee Common Share Purchase Plan

Universal 2007 Class 3 Employee Common Share Purchase Plan

Regular 2007 Class 1 Employee Common Share Purchase Plan

Regular 2007 Class 3 Employee Common Share Purchase Plan

Universal 2008 Class 1 Employee Common Share Purchase Plan

Universal 2008 Class 3 Employee Common Share Purchase Plan

Regular 2008 Class 1 Employee Common Share Purchase Plan

Regular 2008 Class 3 Employee Common Share Purchase Plan

Universal 2009 Class 1 Employee Common Share Purchase Plan

Universal 2009 Class 3 Employee Common Share Purchase Plan

Regular 2009 Class 1 Employee Common Share Purchase Plan

Regular 2009 Class 3 Employee Common Share Purchase Plan

(Full title of the plans)

Gordon D. Maron

5410 – 99 Street

Edmonton, Alberta, T6E 3P4

Canada

(Name and address of agent for service)

(780) 733-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

PCL Employees Holdings Ltd. (the “Company”) previously registered shares of the Company’s Class 1 Common Shares and/or the Company’s Class 3 Common Shares under the following registration statements (the “Registration Statements”) concerning shares issuable or issued under certain employee share purchase plans. The Company is filing these post-effective amendments to the Registration Statements (the “Post-Effective Amendments”) to deregister any securities registered and unsold under the Registration Statements and to terminate the Registration Statements. The approximate number of unsold shares is set forth below with respect to each Registration Statement under the column titled, “Approximate Number of Shares Deregistered.” Such shares are being removed from registration and the Registration Statements are being terminated because they are no longer available for issuance under the referenced plan.

Registration No.	Date Filed with the SEC	Name of Share Purchase Plan	Number of Common Shares Originally Registered	Approximate Number of Shares Deregistered
333-133040	April 6, 2006	Universal 2006 Class 1 Employee Common Share Purchase Plan	41,500 Class 1	10,550 Class 1
		Universal 2006 Class 3 Employee Common Share Purchase Plan	8,000 Class 3	1,700 Class 3
		Regular 2006 Class 1 Employee Common Share Purchase Plan	758,140 Class 1	183,420 Class 1
		Regular 2006 Class 3 Employee Common Share Purchase Plan	278,560 Class 3	32,740 Class 3

333-141534	March 23, 2007	Universal 2007 Class 1 Employee Common Share Purchase Plan	75,000 Class 1	22,130 Class 1
		Universal 2007 Class 3 Employee Common Share Purchase Plan	20,000 Class 3	8,050 Class 3
		Regular 2007 Class 1 Employee Common Share Purchase Plan	1,200,000 Class 1	378,255 Class 1
		Regular 2007 Class 3 Employee Common Share Purchase Plan	500,000 Class 3	203,165 Class 3

333-149644	March 11, 2008	Universal 2008 Class 1 Employee Common Share Purchase Plan	110,000 Class 1	45,240 Class 1
		Universal 2008 Class 3 Employee Common Share Purchase Plan	40,000 Class 3	26,740 Class 3
		Regular 2008 Class 1 Employee Common Share Purchase Plan	2,000,000 Class 1	562,205 Class 1
		Regular 2008 Class 3 Employee Common Share Purchase Plan	1,500,000 Class 3	844,220 Class 3

Registration No.	Date Filed with the SEC	Name of Share Purchase Plan	Number of Common Shares Originally Registered	Approximate Number of Shares Deregistered
333-157501	February 24, 2009	Universal 2009 Class 1 Employee Common Share Purchase Plan	100,000 Class 1	37,750 Class 1
		Universal 2009 Class 3 Employee Common Share Purchase Plan	30,000 Class 3	16,150 Class 3
		Regular 2009 Class 1 Employee Common Share Purchase Plan	2,200,000 Class 1	889,685 Class 1
		Regular 2009 Class 3 Employee Common Share Purchase Plan	900,000 Class 3	451,970 Class 3

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, on this 17th day of February, 2010.

PCL EMPLOYEES HOLDINGS LTD.

By:	/s/ ROSS A. GRIEVE
Ross A. Grieve, President and
Chief Executive Officer

We, the undersigned officers and directors of PCL Employees Holdings Ltd. hereby severally constitute and appoint Gordon D. Maron and Gordon H. Stephenson, and each of them, our true and lawful attorneys with full power to either of them, and to each of them singly, in any and all capacities, to sign any amendments to these Post-Effective Amendments and the Registration Statements, including amendments and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ ROSS A. GRIEVE Ross A. Grieve	Director, President and Chief Executive Officer	February 17, 2010

/s/ GORDON D. MARON Gordon D. Maron	Vice President, Secretary/ Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2010

/s/ HENRY R. GILLESPIE Henry R. Gillespie	Director	February 17, 2010

/s/ JOSEPH D. THOMPSON Joseph D. Thompson	Director	February 17, 2010

/s/ GARNET K. WELLS Garnet K. Wells	Director	February 17, 2010

/s/ PAUL G. DOUGLAS Paul G. Douglas	Director	February 17, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Powers of Attorney (included on the signature page to these Post-Effective Amendments).